Law Offices
                                ALLAN M. LERNER
                           A Professional Association

2888 East Oakland Park Boulevard                      Telephone: (954) 563-8111
Fort Lauderdale, Florida 33306                        Facsimile: (954) 563-8522
                                                      EMAIL:     AMLRWP@AOL.com

                                  June 12, 2000

Nexland, Inc.
11012 Brickell Avenue
Suite 702, North Tower
Miami, Florida 33131

Re:  Amendment No. 5 to Registration Statement on Form S-1
     -----------------------------------------------------

Gentleman:

This opinion is submitted pursuant to applicable rules of the Securities and Exchange Commission with respect to the registration by Nexland, Inc. (the "Company") of an aggregate of 3,602,193 shares of common stock $0.0001 par value (the "Common Stock") pursuant to a Registration Statement on Form S-1.

In my capacity as securities counsel to Nexland, I have examined the original, certified, conformed, or other copies of Nexland's Certificate of Incorporation, Bylaws and other corporate minutes provided to me by Nexland. In all such examinations, I have assumed the genuineness of all signatures on original documents, and the conformity to originals or certified documents of all copies submitted to me as conformed, Photostat or other copies. In passing upon certain corporate records and documents of Nexland, I have necessarily assumed the correctness and completeness of the statements made or included therein by Nexland, and I express no opinion thereon. Based upon and in reliance of the foregoing, I am of the opinion that the Common Stock has been and upon exercise of the warrants will be upon issuance, validly issued, fully paid and non-assessable. I hereby consent to the use of this opinion in the Registration Statement on Form S-1 to be filed with the Commission.




                                                  /s/ Allan M. Lerner, P.A.
                                                  -------------------------
                                                      Allan M. Lerner

AML:ajn